UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): November 29, 2021

EASTERN BANKSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-39610	84-4199750
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

265 Franklin Street			02110
Boston	,	MA
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (800) 327-8376
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EBC	Nasdaq Global Select Market
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2021, the shareholders of Eastern Bankshares, Inc. (the “Company”) approved the Eastern Bankshares, Inc. 2021 Equity Incentive Plan (the “2021 Plan”). The material terms of the 2021 Plan are summarized on pages 7-16 of the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on October 15, 2021 (the “Proxy Statement”), which description is incorporated by reference.

The foregoing description of the 2021 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2021 Plan, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Item 5.07     Submission of Matters to a Vote of Security Holders.

The Company held a special meeting of shareholders (the “Special Meeting”) on November 29, 2021. At the Special Meeting, the shareholders of the Company considered and acted upon a proposal to approve the 2021 Plan, as disclosed in the Proxy Statement relating to the Special Meeting. 120,450,408 shares voted for the proposal; 10,749,394 shares voted against the proposal; and 870,820 shares abstained from voting on the proposal. There were no broker non-votes on the proposal.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EASTERN BANKSHARES, INC.

DATE: November 29, 2021	By:	/s/ James B. Fitzgerald
James B. Fitzgerald
Chief Financial Officer